UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2015

SOLAR POWER, INC.

(Exact name of registrant as specified in its charter)

California	000-50142	20- 4956638
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3400 Douglas Boulevard, Suite 285

Roseville, California 95661-3875

(Address and telephone number of principal executive offices) (Zip Code)

(916) 770-8100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 5, 2015, Solar Power, Inc. (the “Company”) announced that its Board of Directors had authorized a share repurchase program allowing the Company to repurchase up to $50 million of the Company’s common stock through December 7, 2015. Under the share repurchase program, the Company’s common stock could be purchased on the open market, in privately negotiated transactions or otherwise in compliance with all of the conditions of Rule 10b-18 and Rule 10b5-1 under the Securities Exchange Act of 1934, as amended. The timing of the common stock repurchased will be at the discretion of management and will depend on a number of factors, including price, market conditions and regulatory requirements. The Company retains the right to limit, terminate or extend the share repurchase program at any time without prior notice. Attached hereto as Exhibit 99.1 and incorporated by reference herein is the press release announcing the approval of the share repurchase program.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

99.1	Press release dated June 5, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR POWER, INC. a California Corporation

Dated: June 9, 2015	/s/ Amy Jing Liu
	Name:	Amy Jing Liu
	Title:	Chief Financial Officer

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